UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): July 18, 2012
Bakers Footwear Group, Inc.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 18, 2012, Bakers Footwear Group, Inc. (the “Company”) held its Annual Meeting of Shareholders. Shareholders were asked to consider and vote upon:

(1) The election of four directors to serve until the Company’s 2013 Annual Meeting, or until a successor is elected and qualified; and

(2) A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

The shareholders elected all of the Company’s nominees for director and ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for fiscal year 2012. The final voting results for each matter are set out below.

(1) Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter A. Edison	4,350,563	280,509	1,913,090
Timothy F. Finley	4,358,434	272,638	1,913,090
Harry E. Rich	4,358,434	272,638	1,913,090
Scott C. Schnuck	4,358,434	272,638	1,913,090

(2) Proposal regarding ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012:

Number of Votes For:  6,487,179

Number of Votes Against:  56,233

Number of Votes Abstain:  750

Number of Broker Non-Votes:  0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: July 24, 2012	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary